Exhibit (a)(5)(A)

NOTICE OF FAIRNESS HEARING

BEFORE THE
DEPARTMENT OF CORPORATIONS
OF THE
STATE OF CALIFORNIA

IN THE MATTER OF THE

APPLICATION OF

AMERICAN RETIREMENT VILLAS

PROPERTIES II, A CALIFORNIA
LIMITED PARTNERSHIP,

A limited partnership organized under the laws of the State of California, for a permit authorizing a merger pursuant to Section 15678.3 of the California Revised Limited Partnership Act and Section 25121 of the Corporate Securities Law of 1968, as amended.

NOTICE OF HEARING PURSUANT TO SECTION 25142 OF THE CALIFORNIA CORPORATIONS CODE

File No. 307-8916

To: ALL HOLDERS OF OUTSTANDING LIMITED PARTNERSHIP UNITS AND SPECIAL LIMITED PARTNERSHIP INTERESTS OF AMERICAN RETIREMENT VILLAS PROPERTIES II, A CALIFORNIA LIMITED PARTNERSHIP

      NOTICE IS HEREBY GIVEN of the postponement of the public hearing (the “Hearing”) previously scheduled to be held on May 7, 2004, at the hour of 10:00 a.m. of that day (local time) before the California Corporations Commissioner or his appointed corporations counsel (the “Commissioner”), at the offices of the Department of Corporations, 320 West 4th Street, Suite 750, Los Angeles, California 90013-2344, upon the application of American Retirement Villas Properties II, a California limited partnership (“Applicant”), for a permit (the “Permit”) authorizing the merger (the “Merger”) described in the Application for Qualification of Recapitalizations and Reorganizations by Permit under Section 25121 of the California Corporate Securities Law of 1968, as amended (the “CSL”), filed by the Applicant January 29, 2004, as subsequently amended (the “Application”). Notice of the Hearing was previously delivered to the Applicant’s limited partners and special limited partners of record as of March 24, 2004.

      The Hearing is now scheduled to be held on May 19, 2004 at the hour of 10:00 a.m. of that day (local time), at the offices of the Department of Corporations, 320 West 4th Street, Suite 750, Los Angeles, California 90013-2344.

      The purpose of the Hearing is to enable the Commissioner to approve the terms and conditions of the transactions described in the Application and to determine the fairness of such terms and conditions, pursuant to Section 25142 of the CSL.

      Further information concerning the Merger can be found in Applicant’s permit application file and the documents filed in connection therewith at the offices of the Department of Corporations, 320 West 4th Street, Suite 750, Los Angeles, California 90013-2344.

      [remainder of page intentionally left blank]

WILLIAM P. WOOD
California Corporations Commissioner

By:	/s/ STEVE KIANG

Steve Kiang
Corporations Counsel

Dated: April 30, 2004

Los Angeles, California